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EXHIBIT 21.1


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                                          SUBSIDIARIES OF THE REGISTRANT


                                                    Names Under Which                 State or Jurisdiction of
Subsidiary Name                                 Subsidiary Does Business            Incorporation or Organization
---------------                                 ------------------------            -----------------------------

Pacific Ethanol California, Inc.                     Pacific Ethanol                         California

Kinergy Marketing, LLC                              Kinergy Marketing                          Oregon

ReEnergy, LLC                                           ReEnergy                             California

Pacific Ag Products, LLC                         Pacific Ag Products/PAP                     California

Pacific Ethanol Madera LLC                       Pacific Ethanol Madera                       Delaware

Pacific Ethanol Holding Co. LLC                  Pacific Ethanol Holding                      Delaware

Pacific Ethanol Finance Co. LLC                  Pacific Ethanol Finance                      Delaware

Pacific Ethanol Visalia LLC                      Pacific Ethanol Visalia                      Delaware

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